Exhibit 10.26
Real Estate Market Information System and Project Market Consulting Strategic Cooperation Agreement
This Real Estate Market Information System and Product Market Consulting Strategic Cooperation Agreement (this “Agreement”), dated as of April 1, 2008, is entered into in Shanghai, China by and between:
Party A: Shanghai Urban Development (Group) Co., Ltd. (“Urban Development Group”)
Representative: Mr. Ni Jianda
Party B: Shanghai CRIC Information Technology Co., Ltd. (“CRIC”)
Representative: Mr. Zhou Xin
WHEREAS:
(A)	Shanghai Urban Development (Group) Co., Ltd. is a well-know real estate company in China and a large leading modern comprehensive real estate developer. Based on good faith, motivated by innovation, Urban Development Group carries out the strategy of developing competitive projects and building an international brand. It currently runs development projects in major cities such as Shanghai, Chongqing, Hefei and Wuxi. With the rapid expansion of the market, Urban Development Group needs to have a better understanding of different markets, a more detailed analysis of competitors and a deep knowledge of the consumer dynamics in the market where projects are located, in order to determine the position of development projects. Therefore, Urban Development Group seeks a first-class real estate consulting company in China to provide professional real estate market information system and project market consulting services (such as daily market research and analysis, product positioning) for each market/city to be developed and each development project.

(B)	Shanghai CRIC Information Technology Co., Ltd. is a high tech company engaged in developing real estate information technology system and providing real estate project consulting services. CRIC’s business is built on the B2B with regard to China’s real estate information integration. On the strength of its real estate mass information database, CRIC targets clients such as real estate upstream and downstream companies such as developers, investors, funds, financial institutions and evaluation organizations, by providing information integration services from information integration inquiry, research and analysis, decision making to derivative services. With its unique information technology, CRIC has provided information system and market consulting services for multiple real estate projects to a variety of famous Chinese real estate development companies, and has become the leading company in real estate decision making consulting sector.

(C)	In light of the above, and based on the principle of cooperation and complementation, resources sharing, and mutual development, Party A intends to appoint Party B to provide exclusive information system and market consulting services for Party A’s research in the target market/city and to all the real estate project companies controlled by or related to Party A, Party B will, based on its real estate information service platform in all major cities of China, provide information system and market consulting services for Party A’s development of national market /city and all real estate projects.
NOW, THEREFORE, based on the principle of equality, mutual benefit, honesty and good faith, and after friendly negotiation, both Parties agree to this framework agreement as follows:
     Section 1. Cooperation Methods
          1.1 Party A agrees to appoint Party B to provide exclusive information system and project market consulting services for Party A’s research in the target market/city and to all the real estate project companies controlled by or related to Party A (“Project Companies”).
          1.2 Party A will procure a separate Real Estate Market Information System and Project Market Consulting Service Agreement (“Project Agreement”) to be executed by Project Companies and Party B. All Project Agreements shall include all definitive conditions of this Agreement and be irrevocably binding within the contract term upon execution.
          1.3 Both parties expressly state that the term of all Project Agreements is nine months (“Service Term”), from execution of the Project Agreements through December 31, 2008. Both parties can renew and execute separate agreements according to actual performance within one month before expiration of the Service Term.
     Section 2. Contents of Service
          2.1 After execution of the Project Agreement, Party B is obliged to provide market information system and market consulting services for Party A’s research in the target market/city and all the real estate projects developed by all project companies according to Party A’s requirements, including:
               (a) Installation of database system in the city already developed;
               (b) Analysis of project competitiveness;
               (c) Observance of project market trend.

          2.2 After execution of the Project Agreement, Party B is obliged to submit a monthly project market analysis report to Party A (“Monthly Report”). Party A shall pay the information service fee upon receipt of the Monthly Report.
     Section 3. Information Service Fee and Payment
          3.1 Both parties confirm that Party A shall pay RMB 55 million information service fee to Party B. Such payment shall be made on a monthly basis, with each to be mad within three (3) working days of Party A’s receipt of Party B’s Monthly Report. Both parties agree that the information service fee shall be paid up on December 20, 2008 at the latest.
     Section 4. Performance of Contract
          4.1 Both Parties confirm that since Party B has finished installation of China urban real estate database system for Party A and Project Companies, and has finished the survey in Party A’s target market/city, the city where each Project Company is located and on all the development projects, Party A and Party B shall perform this Agreement strictly. Party A undertakes that no Project Agreement shall be cancelled or terminated in advance of the Service Term. If Party A unilaterally proposes cancellation or early termination of this Agreement or the Project Agreement, Party A and the Project Companies shall pay to Party B a lump sum of the outstanding information service fee within the Service Term.
     Section 5. Usage of Corporate Brands
          5.1 Both parties agree that after execution of this Agreement and all the service agreements, without prejudice to both Parties’ brand reputations, both Parties and their related Project Companies can use the company name of the each other for the purpose of promotion as part of performance of this Agreement and all the service agreements.
     Section 6. Miscellaneous
          6.1 Any dispute arising out of or relating to this Agreement within the term shall first be solved through negotiation by both Parties, if negotiation fails, both Parties agree to submit the disputes to the court according to the law of People’s Republic of China.
          6.2 Anything not included herein can be agreed upon by both Parties upon execution of supplemental agreements which take effect upon signing and shall have equal validity to this Agreement.

          6.3 Attachments hereto shall constitute an integral part of this Agreement and have the same validity as this Agreement.
          6.4 Both Parties are obliged to keep strictly confidential the terms and conditions under this Agreement, and cause their respective Project Companies to conform to the confidentiality obligation.
          6.5 If any term of this Agreement is invalid as a result of law enforcement or force majeur, the legality, effectiveness and enforceability of other terms hereof shall not be affected.
          6.6 This Agreement is governed, protected and interpreted according to the laws of the People’s Republic of China. Service Agreement signed between Party A’s Project Companies and Party B according to this Agreement is likewise governed, protected and interpreted according to the laws of the People’s Republic of China.
          6.7 This Agreement shall take effect upon execution, and is hereby executed in four counterparts and each Party holds two copies.
Acknowledged and executed by

Party A:	Party B:

Shanghai Urban Development (Group) Co., Ltd. (sealed)	Shanghai CRIC Information Technology Co., Ltd.

/s/ Jianda Ni	/s/ Xin Zhou

Authorized representative	Authorized representative

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